CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-112877, 333-112878, 333-112880, 333-195837, and 333-271695 on Form S-8 of our reports dated February 14, 2025, relating to the financial statements of Brunswick Corporation and the effectiveness of Brunswick Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 14, 2025